Exhibit 10.1

MSCI INC.

INDEPENDENT DIRECTORS DEFERRAL PLAN

SECTION 1. Purpose. The purpose of the MSCI Inc. Independent Directors Deferral Plan (the “Plan”) is to attract and retain the services of experienced independent directors for MSCI Inc. (the “Company”) by providing them with opportunities to defer income taxes on their compensation. This Plan is established under Section 6 of the MSCI Independent Directors’ Equity Compensation Plan (the “IDECP”)

SECTION 2. Definitions. Unless otherwise defined in the Plan, capitalized terms used in the Plan shall have the meanings assigned to them in the IDECP.

SECTION 3. Eligibility. Each Eligible Director shall be entitled to participate in the Plan. Each such Eligible Director who makes a deferral under the Plan is referred to herein as a “Participant”.

SECTION 4. Administration. The Plan shall be administered by the Board. Subject to the terms of the Plan and applicable law, the Board shall have full power and authority to: (i) designate Eligible Directors for participation; (ii) determine the terms and conditions of any deferral made under the Plan; (iii) interpret and administer the Plan and any instrument or agreement relating to, or deferral made under, the Plan; (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan and (v) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan. To the extent legally permitted, the Board may, in its discretion, delegate to the Chief Administrative Officer, the Chief Legal Officer, the Secretary of the Company, the Head of Human Resources or to one or more officers of the Company any or all authority and responsibility to act with respect to administrative matters with respect to the Plan. The determination of the Board on all matters within its authority relating to the Plan shall be final, conclusive and binding upon all parties, including the Company, its shareholders and the Participants.

SECTION 5. Deferrals.

(a) Deferral Elections. Each Participant may elect to defer receipt of all or any portion of any (i) shares of Stock issuable upon conversion of any Stock Unit granted to such Participant pursuant to Section 5 of the IDECP (a “Deferred Stock Unit”) or (ii) Retainer (which may be paid in cash or shares of Stock) granted to such Participant pursuant to Section 7 of the IDECP (a “Deferred Retainer”). The date on which any such shares of Stock were scheduled to be issued to such Participant, and/or the date on which any such Retainer was scheduled to be to paid to such Participant, in each case had such Participant not deferred receipt of such shares of Stock and/or Retainer, is referred to herein as the “Scheduled Payment Date”.

(b) Election Forms. A Participant’s deferral election shall be made in the form of a document (an “Election Form”) established for such purpose by the Board that is executed by such Participant and filed with the Company. The Election Form will require such Participant to specify:

(i) the portion of any shares of Stock issuable upon conversion of any Stock Unit and/or the portion of the Retainer that will be deferred;

(ii) in the case of a Deferred Retainer, whether distribution will be made to such Participant in cash or shares of Stock; and

(iii) the time at which the deferred cash or shares of Stock will be distributed to such Participant, which time may be (x) a specified date, (y) termination of such Participant’s service from the Board or (z) a specified date following such termination.

Each Election Form will remain in effect until superseded or revoked pursuant to this Section 5.

(c) Timing of Elections.

(i) Subject to Section 5(c)(ii), an Election Form executed by a Participant shall apply to any Stock Unit or Retainer that is granted to such Participant at any time following the end of the year in which such Election Form is executed.

(ii) An Election Form filed by a Participant within 30 days after such Participant becomes eligible to participate in the Plan shall apply to any Stock Unit or Retainer that is granted to such Participant or relates to services performed following the date on which such Participant executes such Election Form.

(d) Subsequent Election Forms. A Participant who has an Election Form on file with the Company may execute and file with the Company a subsequent Election Form at any time. Such subsequent Election Form shall apply to any Stock Unit or Retainer that is granted to such Participant following the end of the year in which such subsequent Election Form is executed.

(e) Revoking Election Forms. A Participant may revoke an Election Form at any time by providing written notice to the Secretary of the Company.

Such revocation shall apply to any Stock Unit or Retainer that is granted to such Participant following the year in which such notice is provided.

(f) Redeferrals. Not later than 12 months prior to the date on which a Deferred Stock Unit or Deferred Retainer is scheduled to be distributed to a Participant, such Participant may elect to redefer such Deferred Stock Unit or Deferred Retainer to a date that is not less than five years after the scheduled distribution date. Such redeferral election shall be made in the form of a document established for such purpose by the Board that is executed by such Participant and filed with the Secretary of the Company.

(g) Vesting. Each Deferred Stock Unit and each Deferred Retainer shall be fully vested and non-forfeitable at all times from the applicable Scheduled Payment Date.

SECTION 6. Timing and Form of Distribution.

(a) Subject to this Section 6, distribution with respect to a Participant’s Deferred Stock Unit or Deferred Retainer shall be made to such Participant in a single lump sum at the time specified on the applicable Election Form.

(b) The Board, in its sole discretion, may accelerate the distribution of a Participant’s Deferred Stock Unit or Deferred Retainer if such Participant experiences an unforeseeable emergency or hardship, provided that such distribution complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

(c) All of a Participant’s Deferred Stock Units and Deferred Retainers shall be distributed to such Participant upon a Change in Control or such Participant’s death or “permanent and total disability” (as defined in Section 22(e)(3) of the Code).

A “Change in Control” shall be deemed to have occurred if any of the following conditions shall have been satisfied:

(i) any one person or more than one person acting as a group (as determined under Section 409A of the Code), other than (A) any employee plan established by the Company or any of its subsidiaries, (B) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)), (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes, during any 12-month period, the beneficial owner, directly or indirectly, of securities of the Company

(not including in the securities beneficially owned by such person(s) any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 30% or more of the total voting power of the stock of the Company; provided, however, that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;

(ii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; and provided, further, however, that, notwithstanding the foregoing, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board, shall in any event be considered to be a member of the Existing Board;

(iii) the consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) 50% or more of the total voting power of the Company stock (or if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as determined under Section 409A of the Code) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then outstanding shares of the Company common stock or the combined voting power of the Company’s then outstanding voting securities shall not be considered a Change in Control; or

(iv) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any one person or more than one person acting as a group (as determined under Section 409A of the Code) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

Notwithstanding the foregoing, (1) no Change in Control shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Company common stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions and (2) no event or circumstances described in any of clauses (i) through (iv) above shall constitute a Change in Control unless such event or circumstances also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as defined in Section 409A and the regulations and guidance thereunder. In addition, no Change in Control shall be deemed to have occurred upon the acquisition of additional control of the Company by any one person or more than one person acting as a group that is considered to effectively control the Company.

Terms used in the definition of a Change in Control shall be as defined or interpreted pursuant to Section 409A of the Code.

(d) If the Board considers a Participant to be one of the Company’s “specified employees” under Section 409A of the Code at the time of such Participant’s termination of service from the Board, any distribution that otherwise would be made to such Participant as a result of such termination from service shall not be made until the date that is six months after such termination of service, except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code.

(e) Each Deferred Stock Unit shall be distributed in shares of Stock. Each Deferred Retainer shall be distributed in cash or shares of Stock, as specified on the applicable Election Form. Notwithstanding the foregoing, cash shall be distributed in lieu of any fractional shares of Stock that otherwise would have been distributed.

SECTION 7. Amount of Distribution.

(a) Distribution in Shares.

(i) Each Deferred Stock Unit and each Deferred Retainer that is scheduled to be distributed in shares of Stock shall be allocated to a separate bookkeeping account (a “Share Account”) established and maintained by the Plan Administrator to record the number of shares of Stock to which such Deferred Stock Unit or Deferred Retainer relates. In the case of a Deferred Stock Unit, the Share Account shall reflect the number of shares of Stock deferred. In the case of a Deferred Retainer, the Share Account shall reflect a number of shares of Stock determined by dividing the applicable amount of the Retainer by the Fair Market Value of a share of Stock on the Scheduled Payment Date, with the value of any fractional shares paid to the Participant in cash on the Scheduled Payment Date.

(ii) Until the distribution date applicable to a Participant’s Deferred Stock Unit or Deferred Retainer that is scheduled to be distributed in shares of Stock, if the Company pays a regular or ordinary cash dividend on its Stock, the Share Account shall be credited with a number of shares of Stock determined by dividing the amount of the cash dividend by the Fair Market Value of a share of Stock on the dividend payment date, with the value of any fractional shares paid to the Participant in cash on the dividend payment date.

(iii) In the event of any merger, reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, split, spin-off, split-up, split-off, distribution of cash, securities or other property by the Company, or other change in the Company’s corporate structure affecting the Stock, each Share Account shall be automatically adjusted to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the IDECP.

(iv) On the distribution date applicable to a Participant’s Deferred Stock Unit or Deferred Retainer that is scheduled to be distributed in shares of Stock, such Participant shall receive that number of shares of Stock equal to the number of shares credited to the applicable

Share Account as of such distribution date.

(b) Distribution in Cash.

(i) A Deferred Retainer that is scheduled to be distributed to a Participant in cash shall be allocated to a separate bookkeeping account (a “Cash Account”) established and maintained by the Board to record the value of such Deferred Retainer. Such Cash Account shall be deemed to have realized applicable investment earnings or losses based on the performance of the investment reference or references selected by such Participant from among the investment references made available under the Plan by the Plan Administrator from time to time. Such deemed investment earnings or losses shall be credited or debited to such Cash Account as of the end of each calendar quarter.

(ii) On the distribution date applicable to a Participant’s Deferred Retainer, such Participant shall receive an amount in cash equal to the value of such Participant’s Cash Account as of the end of the calendar quarter immediately preceding or ending on such distribution date.

SECTION 8. General Provisions Applicable to Deferrals.

(a) Except as may be permitted by the Board, (i) no deferral and no right under such deferral shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 8(b) and (ii) during a Participant’s lifetime, each deferral, and each right under such deferral, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 8(a) shall not apply to any deferral that has been distributed to a Participant.

(b) A Participant may make a written designation of beneficiary or beneficiaries to receive all or part of the distributions under this Plan in the event of death at such times prescribed by the Board by using forms and following procedures approved or accepted by the Board for that purpose. Any shares of Stock or cash amounts that become payable upon a Participant’s death, and as to which a designation of beneficiary is not in effect, will be distributed to such Participant’s estate.

(c) Following distribution of shares of Stock a Participant will be the beneficial owner of the net shares of Stock issued to such Participant, and will be entitled to all rights of ownership, including voting rights and the right to receive cash or stock dividends or other distributions paid on the Stock. The Company may, if it determines it is appropriate, affix any legend to the stock certificates representing shares of Stock issued in accordance with the Plan (and any stock certificates that may subsequently be issued in substitution for the original certificates). The

Company may advise the transfer agent to place a stop order against such shares of Stock if it determines that such an order is necessary or advisable.

SECTION 9. Amendments and Termination.

(a) The Board, in its sole discretion, may amend, suspend or discontinue the Plan or any deferral at any time; provided that no such amendment, suspension or discontinuance shall reduce the accrued benefit of any Participant except to the extent necessary to comply with any Legal Requirement. The Board further has the right, without a Participant’s consent, to amend or modify the terms of the Plan and such Participant’s deferral to the extent that the Board deems it necessary to avoid adverse or unintended tax consequences to such Participant under federal, state or local income tax laws.

(b) The Board, in its sole discretion, may terminate the Plan at any time, as long as such termination complies with then applicable tax and other requirements.

(c) Such other changes to deferrals shall be permitted and honored under the Plan to the extent authorized by the Board and consistent with Code Section 409A.

SECTION 10. Miscellaneous.

(a) No Eligible Director or other person shall have any claim to be entitled to make a deferral under the Plan, and there is no obligation for uniformity of treatment of Participants or Beneficiaries under the Plan. The terms and conditions of deferrals under the Plan need not be the same with respect to each Participant.

(b) The opportunity to make a deferral under the Plan shall not be construed as giving a Participant the right to be retained in the service of the Board or the Company. A Participant’s deferral under the Plan is not intended to confer any rights on such Participant except as set forth in the Plan and the applicable Election Form.

(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) The Company shall be authorized to withhold from any distribution under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, shares of Stock, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of such distribution and to take such other action (including providing for elective payment of such amounts in cash or shares of Stock by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e) If any provision of the Plan or any Election Form is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or deferral, or would disqualify the Plan or any deferral under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or such Election Form, such provision shall be stricken as to such jurisdiction, person or deferral, and the remainder of the Plan and such Election Form shall remain in full force and effect.

SECTION 11. Effective Date of the Plan. The Plan shall be effective as of the date on which the Plan is adopted by the Board.

SECTION 12. Unfunded Status of the Plan. The Plan is unfunded. The Plan, together with the applicable Election Form, shall represent at all times an unfunded and unsecured contractual obligation of the Company. Each Participant and beneficiary will be an unsecured creditor of the Company with respect to all obligations owed to them under the Plan. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of its creditors. No Participant or beneficiary will have any interest in any fund or in any specific asset of the Company of any kind, nor shall such Participant or beneficiary or any other person have any right to receive any payment or distribution under the Plan except as, and to the extent, expressly provided in the Plan and the applicable Election Form. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide payments required under the Plan shall not serve in any way as security to any Participant or beneficiary for the Company’s performance under the Plan.

SECTION 13. Section 409A of the Code. With respect to deferrals that are subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Election Form shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Election Form would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

SECTION 14. Governing Law. The Plan and the Election Forms are deemed adopted, made and delivered in New York and shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such state.